UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

Chinook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37345	94-3348934
(Commission File No.)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 900

Seattle, WA

(Address of principal executive offices)

98109

(Zip Code)

Registrant’s telephone number, including area code: (206) 485-7051

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KDNY	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Medical Officer Resignation

On January 26, 2022, Chinook Therapeutics, Inc., a Delaware corporation (the “Company”), accepted Alan Glicklich’s resignation as Chief Medical Officer effective February 11, 2022 (the “Resignation Date”). Pursuant to the terms of Dr. Glicklich’s employment agreement, the Company will enter into a separation agreement with him under which it will pay him a lump sum equal to twelve months salary, his earned 2021 bonus and twelve months of COBRA (the “Separation Agreement”). In addition, the Company will pay Dr. Glicklich his regular salary through March 31, 2022 in consideration of providing transition services to the Company. Dr. Glicklich will release the Company and its affiliates from any claims that he may have in connection with his employment with the Company or any of its affiliates as of the Resignation Date.

The foregoing description of the material terms of the proposed Separation Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Separation Agreement, which Chinook intends to file as an exhibit to Chinook’s Annual Report on Form 10-K for the year ending December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2022		Chinook Therapeutics, Inc.

	By:	/s/ Eric L. Dobmeier
Eric L. Dobmeier
President and Chief Executive Officer